Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated June 26, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Molecular Diagnostics, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Molecular Diagnostics, Inc. on Form S-8 (File No. 333-97863 effective August 9, 2002).



Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
June 26, 2003